EXHIBIT 99.1

S&W Announces Results for the Third Quarter of Fiscal 2017

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

HANFORD, California - May 10, 2017 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the third quarter of fiscal year 2017 ended March 31, 2017.

Recent Financial Highlights:

  Revenue of $21.0 million during the third quarter of fiscal 2017, compared to revenue of $25.0 million in the third quarter of fiscal 2016;

  Revenue, excluding Saudi Arabia is up 6.8% year-to-date, compared to revenue, excluding Saudi Arabia, in the corresponding period of fiscal 2016;

  Gross profit margins for the third quarter of fiscal 2017 improved to 27.6%, compared to gross profit margins of 22.0% in the third quarter of fiscal 2016;

  GAAP net income increased to $1.3 million during the third quarter of fiscal 2017, compared to GAAP net income of $0.6 million in the third quarter of fiscal 2016;

  Adjusted non-GAAP net income (see Table A-1) of $830,000 during the third quarter of fiscal 2017, compared to adjusted non-GAAP net income of $556,000 in the third quarter of fiscal 2016;

  GAAP EPS of $0.07 per basic share and $0.02 per diluted share for the third quarter of fiscal 2017, compared to GAAP EPS of $0.04 per basic and diluted share in the third quarter of fiscal 2016;

  Adjusted Non-GAAP EPS (see Table A-1) for the third quarter of fiscal 2017 of $0.05 per basic and diluted share, compared to adjusted Non-GAAP EPS of $0.04 per basic and diluted share in the third quarter of fiscal 2016;

  Adjusted EBITDA (see Table B) of $2.7 million for the third quarter of fiscal 2017, compared to adjusted EBITDA of $2.7 million in the third quarter of fiscal 2016;

  Year-to-date Adjusted EBITDA (see Table B) increased $463,000, or 13.6% to $3.9 million, compared to Adjusted EBITDA of $3.4 million in the corresponding period of fiscal 2016; and

  Fully retired the Company's convertible debt on March 1, 2017.

Recent Corporate Developments:

  Granted two patents covering the Company's unique stevia varieties by the U.S. Patent and Trademark Office, one for a unique variety addressing the commercial processing market, and one for a unique variety addressing the fresh and dry leaf market; and

  Introduced the Company's first non-dormant, salt tolerant alfalfa seed variety with the Genuity® Roundup Ready® technology (SW9215RRS).

Market Outlook:

As previously discussed, recent regulatory uncertainty in Saudi Arabia surrounding water use restrictions for large forage producers is causing certain customers in the region to defer purchases and/or reduce inventory carrying levels in the near-term. Based on information currently available to management, including recent dialogue with distributors in the area, we believe there is a high likelihood that certain shipments previously expected to ship in fiscal 2017 will be deferred until fiscal 2018. The Company currently expects revenue for fiscal 2017 to range between $82 and $87 million and the Company currently expects Adjusted EBITDA for fiscal 2017 to range between $5.7 and $7.1 million.

Management Discussion

Mark Grewal, President and Chief Executive officer of S&W Seed Company, commented, "We continue to strongly execute on our objectives of driving gross margin improvements and market share expansion, despite the uncertainty taking place in Saudi Arabia. Revenues excluding Saudi Arabia are up 6.8% year-to-date to $51.2 million. Meanwhile, we are seeing the results of our initiatives to improve gross margins, as we had 27.6% gross profit margins for the quarter, a 560-basis point improvement from the third quarter of the prior year. While the Saudi Arabia regulatory environment is resulting in a deferral of certain shipments into next fiscal year and shift of production to surrounding countries, we continue to maintain strong market share in alfalfa seed. We believe we are poised to benefit from this geographic shift taking place due to our strong distribution into Sudan and Egypt, and other areas throughout the Middle East and North Africa."

Mr. Grewal added, "We are optimistic that many of our important long-term development initiatives are on the cusp of delivering incremental growth to S&W. We recently launched our high yielding, salt tolerant variety containing the Roundup Ready® technology which we believe will be well accepted in the U.S. market. We also were granted two stevia patents, one for the commercial processing market and one for the fresh and dry leaf market, which we believe have an opportunity to have a significant impact on the stevia production landscape which is currently limited to a few select varieties. Finally, we have made good strides in the commercial production of our sorghum and sunflower operations with the first harvest of sorghum completed in April 2017."

Matthew Szot, Chief Financial Officer of S&W Seed Company, commented, "A number of important financial milestones were achieved during the third quarter, including the retirement of our convertible debt and delivering on solid gross profit margin expansion. Likewise, the gross profit margin improvements helped to expand overall adjusted EBITDA margins to 12.7%, our second highest EBITDA to revenue ratio in the last five years. We are positioning S&W for improved financial performance going forward, led by new product introductions, production efficiency and diversification, and overall market share expansion."

Mr. Grewal concluded, "S&W continues to maintain its leadership position within the alfalfa seed industry. Overall, we believe that the transition of hay production regions around the world, such as what is taking place in and around Saudi Arabia, creates a tremendous opportunity for a company with strong product diversification and broad distribution such as S&W to gain market share long-term. We see a unique opportunity ahead of us and look forward to capitalizing off of it in the years ahead."

Quarterly Results

For the third quarter of fiscal year 2017, revenue was $21,012,000, compared to $25,014,000 in the third quarter of fiscal 2016.

Gross profit margins during the third quarter of fiscal 2017 were 27.6%, compared to gross profit margins of 22.0% in the third quarter of fiscal 2016. The improvement in gross profit margins was largely attributable to decreases in cost of goods sold compared to the year ago period on the Company's non-dormant varieties and favorable sales mix to higher margin dormant varieties. The Company continues to anticipate gross profit margins to improve over the course of fiscal 2017 compared to fiscal 2016.

Selling, general and administrative (SG&A) expenses were $2.7 million, and total operating expenses (excluding impairment charges) were $4.2 million, compared to the third quarter of the prior year of $2.5 million and $3.9 million respectively.

Adjusted EBITDA (see Table B) for the third quarter of fiscal 2017 was $2.7 million, compared to adjusted EBITDA of $2.7 million in the third quarter of fiscal 2016.

GAAP net income for the third quarter of fiscal 2017 was $1.3 million, or $0.07 per basic and $0.02 per diluted share, compared to GAAP net income of $0.6 million, or $0.04 per basic and diluted share, in the third quarter of fiscal 2016.

Adjusted non-GAAP net income (see Table A-1) for the third quarter of fiscal 2017, excluding various items (impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment and interest expense - amortization of debt discount), was $830,000, or $0.05 per basic and diluted share. Adjusted non-GAAP net loss (see Table A-1) for the third quarter of fiscal 2016, excluding various items (change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, and interest expense - amortization of debt discount) was $556,000, or $0.04 per basic and diluted share.

Conference Call

S&W Seed Company has scheduled a conference call for today, Wednesday, May 10, 2017, at 4:30 pm ET (1:30 pm PT) to review the quarterly results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10106653. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. Additionally, the Company has not reconciled its Adjusted EBITDA outlook for fiscal 2017 to net income (loss) because it does not provide an outlook for income taxes or the other line items that are reconciling items between net income (loss) and Adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and cannot be reasonably predicted, the Company is unable to provide such an outlook. Accordingly, reconciliation of Adjusted EBITDA outlook to net income (loss) for fiscal 2017 is not available without unreasonable effort. For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A-1, A-2, and B accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Impairment charges. We exclude an impairment charge of $319,000 related to the carrying value of certain stand establishment assets which were deemed impaired and uncollectible from a certain sub-leasee. This amount is a non-recurring charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligations. Change in contingent consideration obligations is related to the change in fair value of the contingent consideration potentially owed to DuPont Pioneer and the sellers of SVG Genetics as a result of the previously announced acquisitions. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred from our joint venture in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and issuance costs are related to our Convertible Debentures and warrants issued in December 2014. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, gain on sale of marketable securities, interest expense - amortization of debt discount, and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude depreciation and amortization, non-cash stock-based compensation, impairment charges, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, gain on sale of marketable securities, loss on equity method investment, interest expense - amortization of debt discount, interest expense - convertible debt and other, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural Company, headquartered in the San Joaquin Valley of California. The Company's vision is to be the world's preferred proprietary seed Company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada, and S&W sells its seed products in more than 30 countries around the globe. The Company also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning expected revenue, gross profit margins and adjusted EBITDA for the fiscal year ending June 30, 2017, optimization and diversification of our business, decreased production costs, regulatory uncertainty and the impact it may have on our business and revenues, the demand for our products, and the strength of the alfalfa and sorghum seed markets. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that we may not achieve our expected operating results, risks associated with our ability to successfully commercialize, optimize and diversify our business, risks associated with our ability to develop products to meet demand, the risk that regulatory uncertainty in Saudi Arabia may not be resolved when excepted, or at all, risks related to our ability to operate our business without infringing the intellectual property rights and proprietary technology of third-parties, and risks related to factors beyond our control that may impact market prices for our products. These and other risks are identified in our filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the year ended June 30, 2016. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	March 31,			March 31,
	2017			2016

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$21,012,243	-	$21,012,243	$25,013,779	-	$25,013,779

Cost of revenue	15,208,896	-	15,208,896	19,500,605	-	19,500,605

Gross profit	5,803,347	-	5,803,347	5,513,174	-	5,513,174

Operating expenses
Selling, general and administrative expenses	2,720,131	-	2,720,131	2,459,737	-	2,459,737
Research and development expenses	714,512	-	714,512	626,316	-	626,316
Depreciation and amortization	798,559	-	798,559	796,062	-	796,062
Disposal of property, plant and equipment loss (gain)	7,766	-	7,766	(2,427)	-	(2,427)
Impairment charges	319,001	(319,001)	-	-	-	-

Total operating expenses	4,559,969	(319,001)	4,240,968	3,879,688	-	3,879,688

Income from operations	1,243,378	319,001	1,562,379	1,633,486	-	1,633,486

Other expense
Foreign currency loss	2,125	-	2,125	87,342	-	87,342
Change in derivative warrant liabilities	(1,009,901)	1,009,901	-	(694,800)	694,800	-
Change in contingent consideration obligations	(86,688)	86,688	-	48,963	(48,963)	-
Loss on equity method investment	95,591	(95,591)	-	28,916	(28,916)	-
Interest expense - amortization of debt discount	150,875	(150,875)	-	1,150,412	(1,150,412)	-
Interest expense - convertible debt and other	300,627	-	300,627	438,879	-	438,879

Income before income taxes	1,790,749	(531,122)	1,259,627	573,774	533,491	1,107,265
Provision for income taxes	463,509	(33,385)	430,124	5,901	544,947	550,848
Net income	$1,327,240	(497,737)	$829,503	$567,873	(11,456)	$556,417

Net income per common share:
Basic	$0.07		$0.05	$0.04		$0.04
Diluted	$0.02		$0.05	$0.04		$0.04

Weighted average number of common shares outstanding:
Basic	17,963,598		17,963,598	15,420,308		15,420,308
Diluted	17,979,177		17,979,177	15,420,308		15,420,308

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended			Nine Months Ended
	March 31,			March 31,
	2017			2016

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$57,487,560	-	$57,487,560	$61,409,948	-	$61,409,948

Cost of revenue	44,520,476	-	44,520,476	49,890,460	(259,566)	49,630,894

Gross profit	12,967,084	-	12,967,084	11,519,488	259,566	11,779,054

Operating expenses
Selling, general and administrative expenses	7,767,530	-	7,767,530	7,239,821	-	7,239,821
Research and development expenses	2,204,625	-	2,204,625	2,049,332	-	2,049,332
Depreciation and amortization	2,475,710	-	2,475,710	2,376,101	-	2,376,101
Disposal of property, plant and equipment loss (gain)	7,630	-	7,630	(2,427)	-	(2,427)
Impairment charges	319,001	(319,001)	-	-	-	-

Total operating expenses	12,774,496	(319,001)	12,455,495	11,662,827	-	11,662,827

Income (loss) from operations	192,588	319,001	511,589	(143,339)	259,566	116,227

Other expense
Foreign currency (gain)	(4,358)	-	(4,358)	(164,471)	-	(164,471)
Change in derivative warrant liabilities	(841,400)	841,400	-	(2,176,800)	2,176,800	-
Change in contingent consideration obligations	77,675	(77,675)	-	1,490	(1,490)	-
Loss on equity method investment	144,841	(144,841)	-	252,619	(252,619)	-
Gain on sale of marketable securities	-	-	-	(123,038)	123,038	-
Interest expense - amortization of debt discount	1,131,994	(1,131,994)	-	3,111,866	(3,111,866)	-
Interest expense - convertible debt and other	948,211	-	948,211	1,672,863	-	1,672,863

Loss before income taxes	(1,264,375)	832,111	(432,264)	(2,717,868)	1,325,703	(1,392,165)
Benefit from income taxes	(533,414)	382,035	(151,379)	(2,773,294)	2,319,360	(453,934)
Net (loss) income	$(730,961)	450,076	$(280,885)	$55,426	(993,657)	$(938,231)

Net (loss) income per common share:
Basic	$(0.04)		$(0.02)	$0.00		$(0.07)
Diluted	$(0.09)		$(0.02)	$0.00		$(0.07)

Weighted average number of common shares outstanding:
Basic	17,630,906		17,630,906	14,278,107		14,278,107
Diluted	17,718,243		17,718,243	14,278,107		14,278,107

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016

Net income (loss)	$1,327,240	$567,873	$(730,961)	$55,426

Non-recurring cost of revenue charges	-	-	-	259,566

Impairment charges	319,001	-	319,001	-

Non-cash stock based compensation	306,796	289,314	885,456	917,487

Depreciation and amortization	798,559	796,062	2,475,710	2,376,101

Foreign currency loss (gain)	2,125	87,342	(4,358)	(164,471)

Change in derivative warrant liabilities	(1,009,901)	(694,800)	(841,400)	(2,176,800)

Change in contingent consideration obligations	(86,688)	48,963	77,675	1,490

Gain on sale of marketable securities	-	-	-	(123,038)

Loss on equity method investment	95,591	28,916	144,841	252,619

Interest expense - amortization of debt discount	150,875	1,150,412	1,131,994	3,111,866

Interest expense - convertible debt and other	300,627	438,879	948,211	1,672,863

Provision (benefit) from income taxes	463,509	5,901	(533,414)	(2,773,294)

Non-GAAP Adjusted EBITDA	$2,667,734	$2,718,862	$3,872,755	$3,409,815

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	June 30,
	2017	2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,320,659	$6,904,500
Accounts receivable, net	23,179,172	27,619,599
Inventories, net	38,052,248	21,846,130
Prepaid expenses and other current assets	1,560,194	1,218,280
TOTAL CURRENT ASSETS	66,112,273	57,588,509

Property, plant and equipment, net	13,465,805	12,600,106
Intangibles, net	35,456,992	37,006,802
Goodwill	10,292,265	10,292,265
Deferred tax assets	7,728,370	7,279,923
Other assets	1,553,503	2,237,380
TOTAL ASSETS	$134,609,208	$127,004,985

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$7,218,726	$14,303,877
Accounts payable - related parties	77,599	396,027
Deferred revenue	570,662	509,857
Accrued expenses and other current liabilities	1,590,559	2,385,160
Lines of credit	36,166,497	16,687,473
Current portion of contingent consideration obligation	2,346,091	-
Current portion of long-term debt	10,261,411	275,094
Current portion of convertible debt, net	-	6,840,608
TOTAL CURRENT LIABILITIES	58,231,545	41,398,096

Contingent consideration obligation	-	2,268,416
Long-term debt, less current portion	1,040,414	11,114,333
Derivative warrant liabilities	3,512,700	4,354,100
Other non-current liabilities	42,049	108,596

TOTAL LIABILITIES	62,826,708	59,243,541

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
17,989,167 issued and 17,964,167 outstanding at March 31, 2017;
17,086,111 issued and 17,061,111 outstanding at June 30, 2016;	17,989	17,086
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	82,822,874	78,282,461
Accumulated deficit	(5,345,205)	(4,614,244)
Accumulated other comprehensive loss	(5,578,962)	(5,789,663)
TOTAL STOCKHOLDERS' EQUITY	71,782,500	67,761,444
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$134,609,208	$127,004,985

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(730,961)	$55,426
Adjustments to reconcile net (loss) income to net cash used in operating activities
Stock-based compensation	885,456	917,487
Change in allowance for doubtful accounts	99,640	(7,350)
Depreciation and amortization	2,475,710	2,376,101
Loss (gain) on disposal of property, plant and equipment	7,630	(2,427)
Impairment charges	319,001	-
Change in deferred tax asset	(448,447)	(2,974,375)
Change in foreign exchange contracts	50,522	(55,817)
Change in derivative warrant liabilities	(841,400)	(2,176,800)
Change in contingent consideration obligations	77,675	1,490
Amortization of debt discount	1,131,994	3,111,866
Gain on sale of marketable securities	-	(123,038)
Intercompany foreign exchange gain	-	(284,774)
Loss on equity method investment	144,841	252,619
Changes in operating assets and liabilities, net:
Accounts receivable	4,481,129	13,498,542
Inventories	(15,972,829)	(16,946,534)
Prepaid expenses and other current assets	(245,248)	(974,732)
Other non-current assets	-	(140,569)
Accounts payable	(7,323,842)	1,632,353
Accounts payable - related parties	(318,428)	(1,021,524)
Deferred revenue	60,298	(163,211)
Accrued expenses and other current liabilities	(770,337)	(277,084)
Other non-current liabilities	(67,915)	(31,311)
Net cash used in operating activities	(16,985,511)	(3,333,662)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,624,493)	(1,852,865)
Proceeds from disposal of property, plant and equipment	6,000	28,100
Purchase of marketable securities	-	(316,000)
Sale of marketable securities	-	439,038
Equity method investment	-	(439,038)
Additions to internal use software	(118,121)	(236,555)
Net cash used in investing activities	(1,736,614)	(2,377,320)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	-	13,309,716
Net proceeds from exercise of common stock options	602,083	34,566
Taxes paid related to net share settlements of stock-based compensation awards	(107,495)	(83,803)
Borrowings and repayments on lines of credit, net	19,325,988	7,822,160
Borrowings of long-term debt	89,717	601,341
Repayments of long-term debt	(209,454)	(1,974,582)
Repayments of convertible debt	(4,721,551)	(11,274,679)
Net cash provided by financing activities	14,979,288	8,434,719

EFFECT OF EXCHANGE RATE CHANGES ON CASH	158,996	8,427

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,583,841)	2,732,164

CASH AND CASH EQUIVALENTS, beginning of the period	6,904,500	3,535,458

CASH AND CASH EQUIVALENTS, end of period	$3,320,659	$6,267,622